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 [LOGO of American General]                                       Exhibit (e)(4)
 Life Companies

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                                                        EXECUTIVE ADVANTAGE(SM)
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                                                         PREMIUM ALLOCATION
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Policy Number: ______________           Policyholder: _____________________________________________________________
                                                     (LAST NAME, FIRST NAME, MIDDLE NAME)

Insured:  ________________________________________________________  Social Security No.: ______-_____-______
          (LAST NAME, FIRST NAME, MIDDLE NAME)

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[_]  I revoke my current Premium Allocation and direct that all future premiums be invested as described below.
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Allocation of Premium

Guaranteed Account                                  _______%                                                            Percent

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)    Goldman Sachs Variable Insurance Trust
  Invesco Van Kampen V.I. High Yield Fund           _______%           Strategic International Equity Fund              _______%
  Invesco Van Kampen V.I. Mid Cap Value Fund        _______%           Structured U.S. Equity Fund                      _______%
  Alliance Bernstein Variable Products Series Fund, Inc.             JPMorgan Insurance Trust
  Growth Portfolio                                  _______%         Small Cap Core Portfolio                           _______%
  Growth and Income Portfolio                       _______%        The Universal Institutional Funds, Inc.
  Large Cap Growth Portfolio                        _______%          Core Plus Fixed Income Portfolio                  _______%
  Small Cap Growth Portfolio                        _______%          Emerging Markets Equity Portfolio                 _______%
  American Century Variable Portfolios, Inc.                          Mid Cap Growth Portfolio                          _______%
  VP Income & Growth Fund                           _______%          Neuberger Berman Advisers Management Trust
  VP International Fund                             _______%          AMT Partners Portfolio                            _______%
BlackRock Variable Series Funds, Inc.                                 PIMCO Variable Insurance Trust
 BlackRock Basic Value V.I. Fund                    _______%          High Yield Portfolio                              _______%
 BlackRock Capital Appreciation V.I. Fund           _______%          Long-Term U.S. Government Portfolio               _______%
 BlackRock Government Income V.I. Fund              _______%          Real Return Portfolio                             _______%
 BlackRock Value Opportunities V.I. Fund            _______%          Short-Term Portfolio                              _______%
  Fidelity Variable Insurance Products                                Total Return Portfolio                            _______%
  VIP Balanced Portfolio                            _______%          Vanguard Variable Insurance Fund
  VIP Contrafund Portfolio                          _______%          Total Bond Market Index Portfolio                 _______%
  VIP Index 500 Portfolio                           _______%          Total Stock Market Index Portfolio                _______%
  VIP Money Market Portfolio                        _______%          VALIC Company I
  Franklin Templeton Variable Insurance Products Trust                International Equities Fund                       _______%
  Developing Markets Securities Fund- Class 2       _______%          Mid Cap Index Fund                                _______%
  Foreign Securities Fund- Class 2                  _______%          Small Cap Index Fund                              _______%
  Growth Securities Fund - Class 2                  _______%


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As Policyholder, I represent that:

  a)  the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
  b)  I have received copies of the current prospectuses.
  c)  I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
  d)  I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
  e)  I believe that this Policy will meet my insurance needs and financial objectives.
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___________________________________________                       _________________________________________________________
SIGNATURE OF INSURED                                              SIGNATURE OF POLICYHOLDER (IF OTHER THAN INSURED)

______________________  ____, 2____
DATE SIGNED

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Premium Allocation, Executive Advantage(SM), 11/11
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